EXHIBIT 21.1

                            LISTING OF SUBSIDIARIES
                                                    JURISDICTION OF
    SUBSIDIARY                                       ORGANIZATION

    Bio-Rad Laboratories Pty. Limited                 Australia
    Bio-Rad Laboratories Ges.m.b.H.                   Austria
    Bio-Rad International, Inc. (FSC)                 Barbados
    Bio-Rad Laboratories N.V. - S.A.                  Belgium
    RSL N.V.                                          Belgium
    Bio-Rad Laboratorios Brasil Ltda.                 Brazil
    Bio-Metrics Properties, Limited                   California, USA
    Bio-Rad Laboratories (Israel) Inc.                California, USA
    Bio-Rad Pacific Limited                           California, USA
    Bio-Rad Laboratories (Canada) Limited             Canada
    Bio-Rad Laboratories (Shanghai) Ltd.              China
    Bio-Rad spol. sr.o.                               Czech Republic
    Bio-Rad France Holding                            France
    Bio-Rad Pasteur                                   France
    ADIL Instruments                                  France
    Bio-Rad Laboratories S.A.S.                       France
    Bio-Rad Verdot                                    France
    Bio-Rad Laboratories G.m.b.H.                     Germany
    Bio-Rad G.m.b.H.                                  Germany
    Bio-Rad Laboratories E.P.E.                       Greece
    Bio-Rad China Limited                             Hong Kong
    Bio-Rad Hungary Trading Ltd.                      Hungary
    Bio-Rad Laboratories(India)Private Limited        India
    Bio-Rad Laboratories Israel (1996) Limited        Israel
    Bio-Rad Laboratories S.r.l.                       Italy
    Nippon Bio-Rad Laboratories K.K.                  Japan
    Bio-Rad Fujirebio Inc.                            Japan
    Bio-Rad Korea Ltd.                                Korea
    International Marketing Ventures, LTD.            Maryland, USA
    Bio-Rad S.A.                                      Mexico
    Bio-Rad Laboratories B.V.                         The Netherlands
    Bio-Rad Polska Sp. z o.o.                         Poland
    Bio-Rad Laboratoires-Aparelhos e Reagentes
      Hospitalares, LDA                               Portugal
    Bio-Rad Laboratorii OOO                           Russia
    Bio-Rad Laboratories (Singapore) Pte. Limited     Singapore
    Bio-Rad Laboratories (Pty) Limited                South Africa
    Bio-Rad Laboratories S.A.                         Spain
    Bio-Rad Laboratories AB                           Sweden
    Bio-Rad Laboratories AG                           Switzerland
    Bio-Rad Laboratories Taiwan Limited               Taiwan
    Fortune Diagnostics Ltd.                          Thailand
    Bio-Rad Laboratories Limited                      Thailand
    Bio-Rad Laboratories Europe Limited               United Kingdom
    Bio-Rad Laboratories Limited                      United Kingdom
    Bio-Rad Micromeasurements Limited                 United Kingdom
    Bio-Rad Microscience Limited                      United Kingdom